SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER SHARES

______________________

OFA GROUP
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT
IS THE OWNER OF

CUSIP G6713S 106

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF
US$0.001 EACH OF
OFA GROUP

Transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer Secretary

OFA GROUP
CAYMAN ISLANDS

OFA GROUP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________ Class A ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said share on the books of the within named Company will full power of substitution in the premises.

Dated ______________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).